CONSENT OF INDEPENDENT ACCOUNTANTS

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       We  consent  to the  incorporation  by  reference  in  this  registration statement on Form N-1A (Securities Act File No. 33-63300 and Investment Company Act File No. 811-7734) of our report dated July 30, 1998, on our audit of the financial statements and financial highlights of the Reserve Private Equity Series, which report is included in the Annual Report of Reserve Private Equity Series, which is also incorporated by reference in this registration statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Financial Statements."




                                             PricewaterhouseCoopers LLP


New York, New York
September 16, 1998